                                                           Exhibit 99.1




News Release
For Immediate Release



                 THE BANK OF NEW YORK COMPANY, INC. REPORTS
                FOURTH QUARTER NET INCOME OF $2.36 PER SHARE;
               $0.58 PER SHARE ON AN OPERATING BASIS REFLECTING
                STRONG PERFORMANCE ACROSS ALL BUSINESS LINES

NEW YORK, N.Y., January 18, 2007 -- The Bank of New York Company, Inc. (NYSE:
BK) reported today fourth quarter net income of $1,789 million and diluted earnings per share of $2.36. On an adjusted basis, excluding merger and integration costs and the gain on the sale of the Retail Business, fourth quarter diluted earnings per share was 58 cents, an increase of 9% from 53 cents in the fourth quarter of 2005, and net income was $435 million, up from $405 million in last year's fourth quarter. See "Supplemental Financial Information."

     Full-year 2006 net income was $3,011 million and diluted earnings per share was $3.93. On an adjusted basis, excluding merger and integration costs and the gain on the sale of the Retail Business, full-year 2006 diluted earnings per share was $2.26, an increase of 11% over $2.03 in 2005 and net income was $1,731 million, compared with $1,571 million last year.

FOURTH QUARTER PERFORMANCE HIGHLIGHTS

* Outstanding issuer services results, reflecting double-digit revenue growth in the Company's existing corporate trust business over the fourth quarter of 2005 and another excellent quarter for depositary receipts;
* Broker-dealer services revenue growth of 16% over the fourth quarter of 2005, driven by collateral management and global clearance activities;
* Strong performance in global custody activities, demonstrated by a 10% growth in investor services fees over the fourth quarter of 2005;
* Private banking and asset management fees were up 25% sequentially reflecting organic growth and higher performance fees;
* Strong net interest margin reflecting robust levels of customer activity;
*  Continued excellent asset quality.

     "Our strong performance in the fourth quarter caps off a watershed year for our Company," stated Thomas A. Renyi, Chairman and Chief Executive Officer. "Throughout the year we delivered on our strategy, achieved our performance objectives and identified significant opportunities to accelerate our growth and increase the value we deliver to shareholders. The agreement to merge with Mellon Financial Corporation, together with the formation of BNY ConvergEx Group and the asset swap that made us the leader in global corporate trust, creates a compelling growth story. These transactions are reshaping the Company, expanding our capacity for growth and profitability, and redefining what it means to be a premier provider of securities servicing and asset management.

     "We are very pleased with our financial performance in the fourth quarter as well as our progress on key strategic initiatives. Our results demonstrate the power of our business model, which is built upon an expectation for the increased globalization of financial markets and asset flows. This trend continued to be strong in the fourth quarter, and our performance reflects our ability to capitalize on the heightened market activity. In addition, we closed the asset swap and BNY ConvergEx transactions early in the quarter, and the corporate trust integration remains on schedule and results are on plan. Our demonstrated success in executing on our strategic and financial goals gives us great confidence in our ability to again achieve strong results in the year ahead."

SUPPLEMENTAL FINANCIAL INFORMATION

      On October 1, 2006, the Company acquired JPMorgan Chase's corporate trust business ("Acquired Corporate Trust Business") and sold to JPMorgan Chase the Company's retail and regional middle market banking businesses ("Retail Business"). In the second quarter of 2006, the Company adopted
discontinued operations accounting for its Retail Business.   Therefore, the
results from continuing operations through December 31, 2006 exclude the results of the Company's Retail Business but only include the operations of the Acquired Corporate Trust Business for the fourth quarter of 2006. Adjusted financial statements combining continuing and discontinued operations are presented in the Appendix.

     The following table shows the impact of the gain on the sale of the Company's Retail Business and merger and integration costs on diluted earnings per share for the three months and twelve months ended December 31, 2006:


                                                        Diluted Earnings Per Share
                           -----------------------------------------------------------------------------
                           Three Months Ended December 31, 2006    Twelve Months Ended December 31, 2006
                           -------------------------------------   -------------------------------------
                            Continuing  Discontinued               Continuing  Discontinued
(In dollars)                Operations  Operations     Adjusted(1) Operations  Operations     Adjusted(1)
                            ----------  ------------   --------    ----------  ------------   --------
As Reported                 $  0.56       $  1.80      $  2.36      $  1.93      $  2.00       $  3.93
Merger & Integration
  Costs (2)                    0.02          0.02         0.04         0.09         0.04          0.13
Gain on Sale of Retail
  Business (3)                    -         (1.82)       (1.82)           -        (1.80)        (1.80)
                            -------       -------      -------      -------      -------       -------
Operating (4)               $  0.58       $     -      $  0.58      $  2.02      $  0.24       $  2.26
                            =======       =======      =======      =======      =======       =======


(1) Adjusted results combine continuing and discontinued operations to provide continuity with historical results.

(2) Merger and integration costs include investment portfolio restructuring costs, employee-
related costs, and other transaction-related expenses.

(3) The Company recorded an after-tax gain on the sale of the Retail Business of $1,381 million
($2,159 million pre-tax).

(4) Operating excludes merger & integration costs and the gain on the sale of the Retail
Business.

NONINTEREST INCOME (Continuing Operations)

                                                  Percent Inc/(Dec)
                                   Quarter        -----------------       Year      Percent
                              ------------------  4Q06 vs.  4Q06 vs. --------------   Inc/
(In millions)                 4Q06   3Q06   4Q05    3Q06      4Q05    2006    2005   (Dec)
                             ------ ------ ------ --------  -------  ------  ------ -------
Securities Servicing Fees
  Execution and Clearing
    Services                 $  264 $  301 $  326     (12)%    (19)% $1,245  $1,222      2%
  Issuer Services               341    194    171      76       99      895     639     40
  Investor Services             286    279    259       3       10    1,138   1,056      8
  Broker-Dealer Services         67     65     58       3       16      259     227     14
                             ------ ------ ------                    ------  ------
Securities Servicing Fees       958    839    814      14       18    3,537   3,144     13
Global Payment Services          61     66     60      (8)       2      252     260     (3)
Private Banking
 and Asset Management Fees      168    134    118      25       42      569     452     26
Service Charges and Fees         51     52     56      (2)      (9)     207     228     (9)
Foreign Exchange and
 Other Trading Activities        97     84     96      15        1      425     379     12
Securities Gains                 27     21     18      29       50       88      68     29
Net Economic Value Payments      23      -      -      NM       NM       23       -     NM
Other                            52     63     41     (17)      27      221     167     32
                             ------ ------ ------                    ------  ------
Total Noninterest
  Income                     $1,437 $1,259 $1,203      14       19   $5,322  $4,698     13
                             ====== ====== ======                    ======  ======

NM - Not meaningful


     The increase in noninterest income versus the year-ago quarter reflects growth in securities servicing and private banking and asset management fees, as well as a higher level of securities gains and other income, partially offset by declines in service charges. Most of these same trends explain the year-over-year and sequential increases in noninterest income. The fourth quarter of 2006's results also reflects higher revenue from the new business mix resulting from the Acquired Corporate Trust Business, offset by the BNY ConvergEx transaction.

     The decline in execution and clearing fees versus the fourth quarter of 2005 and the third quarter of 2006 reflects the disposition of certain execution businesses in the BNY ConvergEx transaction. These businesses had revenues of $66 million in the third quarter of 2006 and $82 million in the fourth quarter of 2005. At Pershing, revenue was up, compared with both the fourth quarter and full-year 2005 and the previous quarter, reflecting good organic growth in asset-driven fees and retirement products. Comparisons to 2005 periods are impacted by the previously disclosed loss of a significant customer. The execution and clearing businesses currently include electronic trading and, through Pershing, correspondent clearing services such as clearing, execution, financing, and custody for introducing broker-dealers.

     Issuer services fees continued to exhibit strong growth for the quarter compared with last year's fourth quarter and full-year 2005. The Acquired Corporate Trust Business had a significant impact on comparisons with all prior periods, as fee revenues for the fourth quarter were $129 million. Existing corporate trust fees had double-digit growth over the fourth quarter of 2005 reflecting continued strong performance in global products and structured finance, notably asset-backed and mortgage-backed securities. The sequential quarter and full-year increases are attributable to the same factors affecting quarterly year-over-year results. The depositary receipts business continues to benefit from both a higher level of net issuance, reflecting the continued growth in cross-border investing activity, as well as increased corporate actions related to dividends and mergers and acquisitions. Issuer services includes corporate trust, depositary receipts, employee investment plan services, and stock transfer.

     Investor services fees increased from all prior periods due to increased transaction volumes and organic growth across all business products, especially global custody, mutual funds, exchange-traded funds and hedge fund servicing. The fourth quarter growth in these businesses was partially offset by a decline in securities lending, which was adversely impacted by tight financing spreads. Investor services includes global fund services, global custody, securities lending, global liquidity services, outsourcing, and hedge fund servicing.

     Broker-dealer services fees were up significantly from both the fourth quarter and full-year 2005 reflecting continued strong performance in global clearance and collateral management. The performance was driven by both an increase in transaction volumes and strong net new business flows. Broker-dealer services fees increased from the third quarter of 2006 reflecting the same trends impacting year-over-year comparisons.

     Global payment services fees increased from the fourth quarter of 2005 reflecting greater funds transfer volume, although fees declined from the third quarter of 2006 and for the full year 2006. While the payments business continues to grow, as evidenced by increases in funds transfer volume and net new business, the level of fees has been impacted by customers paying with a higher value of compensatory balances in lieu of fees. On an invoiced services basis, total revenue was up 3% over the fourth quarter of 2005 and 1% on a sequential-quarter basis. On the same basis, total revenue was up 6% for the full year of 2006.

     Private banking and asset management fees increased significantly over the fourth quarter and full-year 2005 primarily due to acquisitions and improved performance fees at Ivy Asset Management. The sequential-quarter increase in fees is attributable to organic growth in assets under management and higher performance fees at Ivy Asset Management and Alcentra, as well as increased fees in the private bank. Total assets under management for private banking and asset management were $131 billion at December 31, 2006, up from $105 billion at December 31, 2005 and $120 billion at September 30, 2006.

     Service charges and fees were down from the fourth quarter and full year of 2005 and sequentially principally due to lower capital market fees, in line with the Company's reduced risk appetite.

     Foreign exchange and other trading revenues rose from both the fourth quarter of 2005 and the third quarter of 2006 reflecting an increase in fixed income trading activity. Foreign exchange results were down from the fourth quarter of 2005 and up only slightly on a sequential-quarter basis reflecting lower market volatility. Foreign exchange was up significantly for the full year of 2006 reflecting increased cross-border activity, greater business from existing clients, and favorable market conditions in the first half of the year.

      Securities gains were up significantly from the fourth quarter of 2005 and the third quarter of 2006. In the fourth quarter, the Company sold one of its sponsor fund investments to a third party for a realized gain of $11 million. The gains in the quarter were also attributable to continued strong returns on investments in the sponsor fund portfolio. The increase in securities gains for the full year reflect favorable market conditions and liquidity in the private equity markets.

     Net economic value payments are amounts received from JPMorgan Chase for the economic value of certain deposits that have not yet been transitioned to the Company's balance sheet. The transition is expected to occur during the second quarter of 2007.

     Other noninterest income increased versus the fourth quarter and full year of 2005 reflecting higher asset-related gains. The sequential quarter decline reflects fewer asset-related gains partly offset by higher income from equity investments and stable sources. The fourth quarter of 2006's result includes a $6 million loss related to low-income housing investments. The full-year 2006 result includes a pre-tax gain of $35 million related to the conversion of the Company's New York Stock Exchange seats into cash and shares of NYSE Group, Inc. common stock. The full-year 2005 result includes a $17 million gain on the sale of the Company's interest in Financial Models Company, Inc.

NET INTEREST INCOME (Continuing Operations)

                                      Percent Inc/(Dec)  Year-to-date
                                      ----------------- -------------  Percent
(Dollars in millions)                 4Q06 vs. 4Q06 vs.  2006   2005     Inc/
                     4Q06  3Q06  4Q05   3Q06     4Q05                   (Dec)
                     ----  ----  ---- ------- ---------  ----   ----   -------
Net Interest Income  $450  $351  $344      28%     31%  $1,499 $1,340       12%
Tax Equivalent
  Adjustment*           2     7     6                       22     27
                     ----  ----  ----                   ------ ------
Net Interest Income
  on a Tax Equivalent
  Basis              $452  $358  $350      26      29   $1,521 $1,367       11
                     ====  ====  ====                   ====== ======

Net Interest Margin  2.27% 1.89% 1.96%                    2.01%  2.02%

* A number of amounts related to net interest income are presented on a "tax equivalent basis."  The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

     Comparisons with all prior periods are impacted by higher deposit balances associated with the Acquired Corporate Trust Business. Compared to prior year periods, net interest income also benefited from higher amounts of interest-earning assets and interest-free balances as well as the higher value of interest-free balances in a rising rate environment. The sequential increases in net interest income and net interest margin were primarily driven by higher interest-free balances, particularly from the Acquired Corporate Trust Business.

     Net interest income does not reflect the impact of certain deposits of the Acquired Corporate Trust Business which are expected to transition to the Company in the second quarter of 2007. Pro forma for the inclusion of these deposits and the associated economic value on these deposits, the net interest margin would have been 2.09%.

NONINTEREST EXPENSE AND INCOME TAXES (Continuing Operations)

                                                    Percent Inc/(Dec)
                                      Quarter       -----------------      Year     Percent
                               -------------------- 4Q06 vs. 4Q06 vs. --------------   Inc/
(Dollars in million)            4Q06   3Q06   4Q05    3Q06     4Q05    2006    2005   (Dec)
                               ------ ------ ------ -------- -------- ------  ------ -------
Salaries and
  Employee Benefits            $  736 $  644 $  587     14%     25%   $2,640  $2,310    14%
Net Occupancy                      73     70     66      4      11       279     250    12
Furniture and Equipment            44     46     51     (4)    (14)      190     199    (5)
Clearing                           33     47     50    (30)    (34)      183     187    (2)
Sub-custodian Expenses             34     31     24     10      42       134      96    40
Software                           59     53     53     11      11       220     214     3
Communications                     23     26     25    (12)     (8)       97      91     7
Amortization
 of Intangibles                    34     14     12    143     183        76      40    90
Merger and Integration Costs       17     89      -    (81)     NM       106       -    NM
Other                             228    172    176     33      30       746     680    10
                               ------ ------ ------                   ------  ------
Total Noninterest Expense       1,281  1,192  1,044      7      23     4,671   4,067    15
Merger and Integration Costs      (17)   (89)     -     NM      NM      (106)      -    NM
                               ------ ------ ------                   ------  ------
Total Noninterest
   Expense Excluding
   Merger and Integration
   Costs                       $1,264 $1,103 $1,044     15      21    $4,565  $4,067    12
                               ====== ====== ======                   ======  ======

NM - Not meaningful


     Excluding merger and integration costs, noninterest expense was up compared with the fourth quarter and full year of 2005 and on a sequential-quarter basis. Expenses for the fourth quarter and full year of 2006 reflect increases related to the Acquired Corporate Trust Business partially offset by the disposition of certain execution businesses in the BNY ConvergEx transaction.

     Relative to the year-ago periods, salaries and benefits increased reflecting higher staff levels tied to new businesses, acquisitions, incentive compensation, and temporary help. Pension expense was also higher
on a year-over-year basis.   The sequential-quarter increase also reflects a
higher level of incentive compensation tied to performance fees and other revenue increases and higher temporary help and medical costs.

     The lower level of clearing expenses reflects the BNY ConvergEx transaction. Sub-custodian expenses were higher for the year reflecting increased asset values and transaction volumes of assets under custody, and increased activity in depositary receipts.

       The rise in amortization of intangibles in the fourth quarter of 2006 is due to the Acquired Corporate Trust Business and also includes a $6 million impairment charge related to the write-off of customer intangibles in Europe.

     Other expense in the fourth quarter of 2006 included a $22 million transition services expense and other costs related to the Acquired Corporate Trust Business.

     Merger and integration costs for the full year of 2006 included a loss in connection with the restructuring of the Company's investment portfolio, employee-related costs such as severance and other transaction-related expenses.

     The effective tax rate for the fourth quarter of 2006 was 31.2%, compared to 32.2% in the fourth quarter of 2005 and 29.4% in the third quarter of 2006. The effective tax rate for the full year of 2006 was 32.0% compared with 32.1% in 2005. The decrease from the fourth quarter of 2005 primarily reflects the impact of discontinued operations accounting.
The sequential quarter increase reflects higher state and local taxes.

CAPITAL

     The Company's estimated Tier 1 and Total Capital ratios were 7.80% and 12.07% at December 31, 2006, compared with 8.38% and 12.48% at December 31, 2005 and 8.17% and 12.32% at September 30, 2006. The estimated leverage ratio was 6.40% at December 31, 2006, compared with 6.60% at December 31, 2005 and 6.56% at September 30, 2006. The Company's estimated tangible common equity ratio was 5.14% at December 31, 2006, compared with 5.58% at December 31, 2005 and 5.58% at September 30, 2006. The decline in the capital ratios primarily reflects the impact of the goodwill and intangibles associated with the Acquired Corporate Trust Business and the adoption of a new accounting standard related to pensions which reduced capital by $257 million.

     The Company repurchased 12.1 million shares of its common stock on October 3, 2006 in connection with the BNY ConvergEx transaction.


ASSET QUALITY (Continuing Operations)

     Asset quality continued to be strong as nonperforming assets remained unchanged at low levels. Nonperforming assets were $38 million at December 31, 2006, essentially flat compared with $39 million at December 31, 2005 and $38 million at September 30, 2006. Net charge-offs were $24 million in the fourth quarter of 2006, compared with $140 million in the fourth quarter of 2005 and zero in the third quarter of 2006. During the fourth quarter of 2006, the Company sold $38 million of leasing exposure to a domestic airline resulting in a charge-off of $23 million. During the fourth quarter of 2005, the Company charged off $140 million of leases with two bankrupt airline customers.

      The provision of credit losses for the fourth quarter of 2006 was a credit of $15 million, compared with a provision of $3 million in the fourth quarter of 2005 and a credit of $4 million in the third quarter of 2006. The sequential increase in the credit to the provision is consistent with a continued strong credit environment.


MERGER AGREEMENT WITH MELLON FINANCIAL CORPORATION ("MELLON")

     On December 3, 2006, the Company and Mellon entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company and Mellon will each merge with and into a newly formed corporation to be called The Bank of New York Mellon Corporation. The boards of directors of both companies have unanimously approved the Merger Agreement. The board of directors of each company has adopted a resolution recommending the adoption of the Merger Agreement by its respective shareholders, and each party has agreed to put these matters before their respective shareholders for consideration. Subject to the customary closing conditions, the merger is expected to close early in the third quarter of 2007.

     It is currently anticipated that the Company and Mellon will file a joint proxy statement/prospectus with the SEC regarding the proposed merger in late February or early March, after each party files its annual report on Form 10-K with the SEC.

CONFERENCE CALL INFORMATION

      Thomas A. Renyi, chairman and chief executive officer, Bruce W. Van Saun, vice chairman, and Todd Gibbons, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 8:30 a.m. EST.

     The presentation will be accessible:

     * From the Company's website at www.bankofny.com/earnings and
     * By telephone at (888) 677-2456 within the United States or (517) 623-4161 internationally; the passcode is "The Bank of New York."
     * A replay of the call will be available through the Company's website and also by telephone at (800) 294-0360 within the United States or
       (402) 220-9750 internationally.

    The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, asset management, and private banking. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. Additional information is available at www.bankofny.com.

                         ***************************


Contact Information

Media:                                         Investors:
------                                         ----------
R. Jeep Bryant, EVP                            Kenneth A. Brause, MD
(212) 635-1569                                 (212) 635-1578

FORWARD-LOOKING STATEMENTS

     All statements in this press release other than statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current beliefs and expectations including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses and the BNY ConvergEx transaction, the completion and timing of potential transactions, the level of capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts and the actions that management could take in response to these changes.

     In addition, with respect to the Mellon transaction, the following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York Company, Inc. and Mellon Financial Corporation may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected;
(2) the combined company may not realize, to the extent or at the time expected, revenue synergies and cost savings from the transaction;
(3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; and (5) governmental or shareholder approvals of the transaction may not be obtained on the proposed terms or expected timeframe or at all.

      Additional factors that could cause The Bank of New York Company, Inc.'s and Mellon Financial Corporation's results to differ materially from those described in the forward-looking statements can be found in The Bank of New York Company, Inc.'s and Mellon Financial Corporation's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.

     Forward-looking statements speak only as of the date they are made. The Company will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.

     (Financial highlights and detailed financial statements are attached.)

ADDITIONAL INFORMATION

     The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.'s and Mellon Financial Corporation's shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Company, Inc. and Mellon Financial Corporation, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578), or from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699).

     Directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of The Bank of New York Company, Inc. and/or Mellon Financial Corporation in respect of the proposed transaction. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.'s 2006 annual meeting of shareholders, as filed with the SEC on March 24, 2006. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation's 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

                                THE BANK OF NEW YORK COMPANY, INC.
                                Consolidated Financial Highlights
                                           (Unaudited)
--------------------------------------------------------------------------------------------------
                                                   Quarter ended               Twelve months ended
                                          ---------------------------------    -------------------
(dollar amounts in millions, except per   Dec. 31,    Sept. 30,    Dec. 31,    Dec. 31,   Dec. 31,
share amounts and unless otherwise noted)     2006         2006        2005        2006       2005
--------------------------------------------------------------------------------------------------
Continuing Operations:
----------------------

Key Metrics
-----------
Noninterest Income                       $  1,437      $  1,259    $  1,203    $  5,322   $  4,698
Net Interest Income                           450           351         344       1,499      1,340
                                         --------      --------    --------    --------   --------
Total Revenue                            $  1,887      $  1,610    $  1,547    $  6,821   $  6,038

Total Expense                               1,281         1,192       1,044       4,671      4,067
Pre-tax Operating Margin                       33%           26%         32%         32%        33%
Net Interest Margin                          2.27          1.89        1.96        2.01       2.02
Net Interest Income on Tax
  Equivalent Basis                       $    452      $    358    $    350    $  1,521   $  1,367
Net Income                                    427           298         339       1,476      1,343
Basic EPS                                    0.57          0.40        0.44        1.95       1.75
Diluted EPS                                  0.56          0.39        0.44        1.93       1.74

Performance Ratios
------------------
Return on Average Common Equity             14.95%        11.61%      13.89%      14.29%     14.18%
Return on Average Common Equity Excluding
  Merger & Integration Costs                15.36         13.95       13.89       14.98      14.18
Return on Average Assets                     1.66          1.19        1.40        1.47       1.44
Return on Average Assets Excluding
  Merger & Integration Costs                 1.70          1.43        1.40        1.54       1.44

Return on Average Tangible Common Equity    36.45         22.17       25.70       29.12      26.14
Return on Average Tangible Common Equity
  Excluding Merger & Integration Costs      37.39         26.49       25.70       30.49      26.14
Return on Average Tangible Assets            1.87          1.29        1.50        1.61       1.54
Return on Average Tangible Assets
  Excluding Merger & Integration Costs       1.92          1.54        1.50        1.68       1.54

Selected Average Balances
-------------------------
Interest-earning Assets                  $ 79,841      $ 76,088    $ 71,475    $ 75,606   $ 67,715
Total Assets                              102,138        95,579      90,526      96,478     86,319
Interest-bearing Deposits                  44,344        43,905      39,796      43,143     37,070
Noninterest-bearing Deposits               14,721        10,687      10,577      11,609     10,078
Shareholders' Equity                       11,340        10,262       9,699      10,333      9,473

Employees                                  22,361        20,456      19,944

Credit Loss Provision and Net Charge-Offs
-----------------------------------------
Total Provision                          $    (15)     $     (4)   $      3    $    (20)  $     (7)
Total Net (Charge-offs)/Recoveries            (24)            -        (140)        (13)      (150)

Loans
-----
Allowance for Loan Losses
  As a Percent of Total Loans                0.76%         1.00%       0.99%
  As a Percent of Non-Margin Loans           0.88          1.16        1.21
Total Allowance for Credit Losses
  As a Percent of Total Loans                1.16          1.40        1.43
  As a Percent of Non-Margin Loans           1.34          1.63        1.75

Nonperforming Assets
--------------------
Total Nonperforming Assets               $     38      $     38    $     39
Nonperformance Assets Ratio                   0.1%          0.1%        0.1%

                                THE BANK OF NEW YORK COMPANY, INC.
                     Consolidated Financial Highlights(Supplemental Information)
                                           (Unaudited)
--------------------------------------------------------------------------------------------------
                                                   Quarter ended               Twelve months ended
                                          ---------------------------------    -------------------
(dollar amounts in millions, except per   Dec. 31,    Sept. 30,    Dec. 31,    Dec. 31,   Dec. 31,
share amounts and unless otherwise noted)     2006         2006        2005        2006       2005
--------------------------------------------------------------------------------------------------
Adjusted Results:
-----------------

Key Metrics
-----------
Noninterest Income                        $  3,611     $  1,325    $  1,274    $  7,694   $  4,956
Net Interest Income                            450          506         492       1,956      1,909
                                          --------     --------    --------    --------   --------
Total Revenue                             $  4,061     $  1,831    $  1,766    $  9,650   $  6,865

Total Expense                                1,325        1,318       1,148       5,069      4,483
Pre-tax Operating Margin                        68%          28%         34%         48%        34%
Net Interest Margin                           2.27         2.33        2.35        2.32       2.36
Net Interest Income on Tax
  Equivalent Basis                        $    452     $    514    $    499    $  1,981   $  1,938
Net Income                                   1,789          352         405       3,011      1,571
Basic EPS                                     2.39         0.47        0.53        3.98       2.05
Diluted EPS                                   2.36         0.46        0.53        3.93       2.03

Performance Ratios
------------------
Return on Average Common Equity              62.60%       13.70%      16.57%      29.14%     16.59%
Return on Average Common Equity Excluding
  Merger & Integration Costs & Gain on
  Sale of Retail Business                    15.24        16.56       16.57       16.75      16.59
Return on Average Assets                      6.95         1.29        1.53        2.82       1.55
Return on Average Assets Excluding
  Merger & Integration Costs & Gain on
  Sale of Retail Business                     1.69         1.55        1.53        1.62       1.55

Return on Average Tangible Common Equity    146.46        26.51       31.18       59.25      31.13
Return on Average Tangible Common Equity
  Excluding Merger & Integration Costs
  & Gain on Sale of Retail Business          37.02        31.90       31.18       34.47      31.13
Return on Average Tangible Assets             7.51         1.38        1.63        3.01       1.65
Return on Average Tangible Assets Excluding
  Merger & Integration Costs & Gain on
  Sale of Retail Business                     1.90         1.66        1.63        1.75       1.65

Employees                                   22,919       23,808      23,451

                                THE BANK OF NEW YORK COMPANY, INC.
                                Consolidated Financial Highlights
                                           (Unaudited)
---------------------------------------------------------------------------------------------------
                                                   Quarter ended               Twelve months ended
                                           ---------------------------------   --------------------
(dollar amounts in millions, except per   Dec. 31,    Sept. 30,    Dec. 31,    Dec. 31,   Dec. 31,
share amounts and unless otherwise noted)     2006         2006        2005        2006       2005
---------------------------------------------------------------------------------------------------
Assets Under Custody (in trillions)(1)
--------------------------------------
Assets Under Custody                      $   13.0     $   12.2    $   10.9
Equity Securities                               33%          31%         32%
Fixed Income Securities                         67           69          68
Cross-Border Assets                       $    4.7     $    4.2    $    3.4

Assets Under Management (in billions)(1)
----------------------------------------
Asset Management Sector
  Equity Securities                       $     39     $     36    $     37
  Fixed Income Securities                       21           20          20
  Alternative Investments                       33           30          15
  Liquid Assets                                 38           34          33
                                          --------     --------    --------
Asset Management Sector                   $    131     $    120    $    105
Foreign Exchange Overlay                        11           11          10
Securities Lending Short-term
  Investment Funds                              48           48          40
                                          --------     --------    --------
Total Assets Under Management             $    190     $    179    $    155
                                          ========     ========    ========

Capital Ratios
--------------
Tier 1 Capital Ratio                          7.80%(1)     8.17%       8.38%
Total Capital Ratio                          12.07 (1)    12.32       12.48
Leverage Ratio                                6.40 (1)     6.56        6.60
Tangible Common Equity Ratio                  5.14 (1)     5.58        5.58

Average Shares Outstanding (in thousands)
-----------------------------------------
Basic                                      747,550      756,780     762,489    756,067    764,963
Diluted                                    757,981      766,665     771,091    765,708    772,851

Other
-----
Book Value per Common Share               $  15.35     $  13.70    $  12.81
Tangible Book Value per Common Share          6.58         7.44        7.06
Period-End Shares Outstanding
  (in thousands)                           755,861      763,993     771,129

Dividends per Share                       $   0.22     $   0.22    $   0.21
Dividend Yield                                2.24%        2.50%       2.64%
Closing Common Stock Price per Share      $  39.37     $  35.26    $  31.85
Market Capitalization (in billions)           29.8         26.9        24.6


(1) Estimated

                                        THE BANK OF NEW YORK COMPANY, INC.
                                        Consolidated Statements of Income
                                     (In millions, except per share amounts)
                                                   (Unaudited)


                                                     Quarter Ended                   Twelve Months Ended
                                              ---------------------------------     ---------------------
                                              Dec. 31,    Sept. 30,   Dec. 31,      Dec. 31,     Dec. 31,
                                                2006        2006        2005          2006         2005
                                              ---------   ---------   --------      ---------   ---------
Interest Income
---------------
Loans                                         $     422    $    367    $    297     $   1,449   $   1,045
Margin loans                                         83          85          79           330         267
Securities
  Taxable                                           274         282         248         1,101         823
  Exempt from Federal Income Taxes                    1          10          10            29          38
                                              ---------    --------    --------     ---------   ---------
                                                    275         292         258         1,130         861
Deposits in Banks                                   166         166          68           538         274
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                            78          22          19           130          70
Trading Assets                                       32          28          53           163         152
                                              ---------    --------    --------     ---------   ---------
    Total Interest Income                         1,056         960         774         3,740       2,669
                                              ---------    --------    --------     ---------   ---------
Interest Expense
----------------
Deposits                                            397         391         270         1,434         839
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                        16          34          12           104          35
Other Borrowed Funds                                 30          27          25           100          58
Customer Payables                                    43          42          40           167         128
Long-Term Debt                                      120         115          83           436         269
                                              ---------    --------    --------     ---------   ---------
    Total Interest Expense                          606         609         430         2,241       1,329
                                              ---------    --------    --------     ---------   ---------
Net Interest Income                                 450         351         344         1,499       1,340
-------------------
Provision for Credit Losses                         (15)         (4)          3           (20)         (7)
                                              ---------    --------    --------     ---------   ---------
Net Interest Income After Provision
  for Credit Losses                                 465         355         341         1,519       1,347
                                              ---------    --------    --------     ---------   ---------
Noninterest Income
------------------
Securities Servicing Fees
 Execution and Clearing Services                    264         301         326         1,245       1,222
 Issuer Services                                    341         194         171           895         639
 Investor Services                                  286         279         259         1,138       1,056
 Broker-Dealer Services                              67          65          58           259         227
                                              ---------    --------    --------     ---------   ---------
Securities Servicing Fees                           958         839         814         3,537       3,144
Global Payment Services                              61          66          60           252         260
Private Banking and Asset Management Fees           168         134         118           569         452
Service Charges and Fees                             51          52          56           207         228
Foreign Exchange and Other Trading Activities        97          84          96           425         379
Securities Gains                                     27          21          18            88          68
Net Economic Value Payments                          23           -           -            23           -
Other                                                52          63          41           221         167
                                              ---------    --------    --------     ---------   ---------
    Total Noninterest Income                      1,437       1,259       1,203         5,322       4,698
                                              ---------    --------    --------     ---------   ---------
Noninterest Expense
-------------------
Salaries and Employee Benefits                      736         644         587         2,640       2,310
Net Occupancy                                        73          70          66           279         250
Furniture and Equipment                              44          46          51           190         199
Clearing                                             33          47          50           183         187
Sub-custodian Expenses                               34          31          24           134          96
Software                                             59          53          53           220         214
Communications                                       23          26          25            97          91
Amortization of Intangibles                          34          14          12            76          40
Merger and Integration Costs                         17          89           -           106           -
Other                                               228         172         176           746         680
                                              ---------    --------    --------     ---------   ---------
    Total Noninterest Expense                     1,281       1,192       1,044         4,671       4,067
                                              ---------    --------    --------     ---------   ---------
Income from Continuing Operations
  before Income Taxes                               621         422         500         2,170       1,978
 Income Taxes                                       194         124         161           694         635
                                              ---------    --------    --------     ---------   ---------
Income from Continuing Operations                   427         298         339         1,476       1,343
                                              ---------    --------    --------     ---------   ---------

                                        THE BANK OF NEW YORK COMPANY, INC.
                                        Consolidated Statements of Income
                                      (In millions, except per share amounts)
                                                   (Unaudited)


                                                     Quarter Ended                   Twelve Months Ended
                                              ---------------------------------     ---------------------
                                              Dec. 31,    Sept. 30,   Dec. 31,      Dec. 31,     Dec. 31,
                                                2006        2006        2005          2006         2005
                                              ---------   ---------   --------      ---------   ---------
Discontinued Operations
 Income from Discontinued Operations          $   2,130   $      96   $     108     $   2,426   $     389
 Income Taxes                                       768          42          42           891         161
                                              ---------    --------    --------     ---------   ---------
Discontinued Operations, Net                      1,362          54          66         1,535         228
                                              ---------    --------    --------     ---------   ---------

Net Income                                    $   1,789    $    352    $    405     $   3,011   $   1,571
----------                                    =========    ========    ========     =========   =========

Per Common Share Data:
----------------------
Basic Earnings
  Income from Continuing Operations           $    0.57    $   0.40    $   0.44     $    1.95    $   1.75
  Income from Discontinued Operations, Net         1.82        0.07        0.09          2.03        0.30
  Net Income                                       2.39        0.47        0.53          3.98        2.05

Diluted Earnings
  Income from Continuing Operations           $    0.56    $   0.39    $   0.44     $    1.93    $   1.74
  Income from Discontinued Operations, Net         1.80        0.07        0.09          2.00        0.29
  Net Income                                       2.36        0.46        0.53          3.93        2.03

Cash Dividends Paid                                0.22        0.22        0.21          0.86        0.82

Diluted Shares Outstanding                          758         767         771           766         773


                                                      THE BANK OF NEW YORK COMPANY, INC.
                                                        Consolidated Balance Sheets
                                                 (Dollars in millions, except per share amounts)
                                                                 (Unaudited)


                                                       December 31, 2006     September 30, 2006     December 31, 2005
                                                      ------------------     ------------------     -----------------
Assets
------
Cash and Due from Banks                               $            2,840     $            2,072     $           2,882
Interest-Bearing Deposits in Banks                                13,172                 16,753                 8,644
Securities
  Held-to-Maturity (fair value of $1,710 at 12/31/06
    $1,716 at 09/30/06 and $1,847 at 12/31/05)                     1,729                  1,737                 1,872
  Available-for-Sale                                              19,377                 20,278                25,346
                                                      ------------------     ------------------     -----------------
    Total Securities                                              21,106                 22,015                27,218
Trading Assets at Fair Value                                       5,544                  3,266                 5,930
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          5,114                  5,139                 2,425
Loans (less allowance for loan losses of $287 at
  12/31/06, $339 at 09/30/06 and $326 at 12/31/05)                37,510                 33,619                32,601
Premises and Equipment                                               974                  1,009                   960
Due from Customers on Acceptances                                    213                    311                   212
Accrued Interest Receivable                                          422                    406                   363
Goodwill                                                           5,172                  3,801                 3,510
Intangible Assets                                                  1,453                    872                   811
Other Assets                                                       9,929                  8,545                 7,710
Assets of Discontinued Operations Held for Sale                       18                  8,828                 8,808
                                                      ------------------     ------------------     ------------------
     Total Assets                                     $          103,467       $        106,636     $         102,074
                                                      ==================     ==================     =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           19,554       $         11,451     $          12,706
 Interest-Bearing
   Domestic Offices                                               10,041                  9,785                10,415
   Foreign Offices                                                32,551                 33,717                26,666
                                                      ------------------     ------------------     -----------------
     Total Deposits                                               62,146                 54,953                49,787
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                   790                  1,040                   834
Trading Liabilities                                                2,507	          2,102                 2,401
Payables to Customers and Broker-Dealers                           7,266                  6,673                 8,623
Other Borrowed Funds                                               1,593                  1,121                   860
Acceptances Outstanding                                              215                    318                   212
Accrued Taxes and Other Expenses                                   5,152                  4,140                 4,123
Accrued Interest Payable                                             200                    201                   163
Other Liabilities (including allowance for
  lending-related commitments of
  $150 at 12/31/06, $137 at 09/30/06
  and $144 at 12/31/05)                                            3,162                  4,152                 2,697
Long-Term Debt                                                     8,773                  8,434                 7,817
Liabilities of Discontinued Operations Held for Sale                  64                 13,035                14,681
                                                      ------------------     ------------------     -----------------
     Total Liabilities                                            91,868                 96,169                92,198
                                                      ------------------     ------------------     -----------------
Shareholders' Equity
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,053,752,916 shares at 12/31/06,
  1,049,888,635 shares at 09/30/06 and
  1,044,994,517 shares at 12/31/05                                 7,903                  7,874                 7,838
 Additional Capital                                                2,142                  2,015                 1,826
 Retained Earnings                                                 9,444                  7,820                 7,089
 Accumulated Other Comprehensive Income                             (311)                   (66)                 (134)
                                                      ------------------     ------------------      ----------------
                                                                  19,178                 17,643                16,619

 Less: Treasury Stock (297,790,159 shares at 12/31/06,
        285,692,282 shares at 09/30/06 and
        273,662,218 shares at 12/31/05), at cost                   7,576                  7,169                 6,736
       Loan to ESOP (101,753 shares at 12/31/06
        and 203,507 shares at 09/30/06 and
        12/31/05), at cost                                             3                      7                     7
                                                      ------------------     ------------------      ----------------
     Total Shareholders' Equity                                   11,599                 10,467                 9,876
                                                      ------------------     ------------------      ----------------
     Total Liabilities and Shareholders' Equity       $          103,467       $        106,636      $        102,074
                                                      ==================     ==================      ================

Note: The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date.


                                      THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)


                                             For the three months         For the three months
                                           ended December 31, 2006       ended December 31, 2005
                                         ----------------------------  ----------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                          -------   --------  -------   -------   --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $  15,157  $    166    4.35%  $   8,369  $     68    3.20%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           5,965        78    5.14       2,170        19    3.48
Margin Loans                                 5,177        83    6.36       6,470        79    4.87
Non-Margin Loans
 Domestic Offices                           19,117       260    5.42      15,599       165    4.19
 Foreign Offices                            11,041       162    5.80      10,885       132    4.81
                                         ---------  --------           ---------  --------
   Total Non-Margin Loans                   30,158       422    5.56      26,484       297    4.45
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   121         1    4.76         226         2    4.17
 U.S. Government Agency Obligations          2,882        36    5.03       3,992        43    4.27
 Obligations of States and
  Political Subdivisions                        93         2    8.59         123         3    8.40
 Other Securities                           17,643       237    5.36      18,712       215    4.61
 Trading Securities                          2,645        33    4.98       4,929        54    4.44
                                         ---------  --------           ---------  --------
   Total Securities                         23,384       309    5.29      27,982       317    4.54
                                         ---------  --------           ---------  --------
Total Interest-Earning Assets               79,841     1,058    5.27      71,475       780    4.35
                                                    --------                      --------
Allowance for Credit Losses                   (337)                         (476)
Cash and Due from Banks                      2,085                         2,831
Other Assets                                20,549                        16,696
Assets of Discontinued Operations
 Held for Sale                                   -         -              14,542       182    4.99
                                         ---------  --------           ---------  --------
   TOTAL ASSETS                          $ 102,138  $  1,058           $ 105,068   $   962
                                         =========  ========           =========   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   6,100  $     44    2.87%  $   6,488  $     36    2.18%
 Savings                                       423         2    1.61         517         1    0.95
 Certificates of Deposit of
  $100,000 & Over                            3,796        52    5.42       3,567        37    4.16
 Other Time Deposits                           320         4    4.87         688         7    3.83
 Foreign Offices                            33,705       295    3.48      28,536       189    2.62
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           44,344       397    3.55      39,796       270    2.68
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  1,360        16    4.64       1,348        12    3.55
Other Borrowed Funds                         2,229        30    5.38       1,966        25    4.95
Payables to Customers and Broker-Dealers     4,683        43    3.60       5,979        40    2.65
Long-Term Debt                               8,677       120    5.45       7,577        83    4.36
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        61,293       606    3.92      56,666       430    3.00
                                                    --------                      --------
Noninterest-Bearing Deposits                14,721                        10,577
Other Liabilities                           14,784                        13,584
Common Shareholders' Equity                 11,340                         9,699
Liabilities of Discontinued Operations
 Held for Sale                                   -         -              14,542        34    0.96
                                         ---------  --------           ---------  --------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 102,138  $    606           $ 105,068   $   464
                                         =========  ========           =========   =======
Interest Earnings
 and Interest Rate Spread (Continuing)              $    452    1.35%             $    350    1.35%
                                                    ========  =======             ========  =======
Net Interest Margin (Continuing)                                2.27%                         1.96%
                                                              =======                       =======

(1)  Average balances and rates have been impacted by allocations made to match assets of discontinued operations held for sale with liabilities of discontinued operations held for sale.


                                      THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)


                                             For the twelve months       For the twelve months
                                           ended December 31, 2006     ended December 31, 2005
                                         ----------------------------  ----------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                          -------   --------  -------   -------   --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $  13,327  $    538    4.04%  $   8,996  $    274    3.04%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           2,791       130    4.67       2,399        70    2.90
Margin Loans                                 5,372       330    6.15       6,403       267    4.17
Non-Margin Loans
 Domestic Offices                           17,125       820    4.79      15,192       591    3.89
 Foreign Offices                            11,115       629    5.66      10,474       454    4.33
                                         ---------  --------           ---------  --------
   Total Non-Margin Loans                   28,240     1,449    5.13      25,666     1,045    4.07
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   190         8    4.32         273         9    3.43
 U.S. Government Agency Obligations          3,565       169    4.73       3,766       153    4.05
 Obligations of States and
  Political Subdivisions                       105         9    8.34         141        12    8.39
 Other Securities                           18,448       964    5.23      16,522       713    4.32
 Trading Securities                          3,568       165    4.63       3,549       153    4.34
                                         ---------  --------           ---------  --------
   Total Securities                         25,876     1,315    5.09      24,251     1,040    4.29
                                         ---------  --------           ---------  --------
Total Interest-Earning Assets               75,606     3,762    4.98      67,715     2,696    3.98
                                                    --------                      --------
Allowance for Credit Losses                   (340)                         (474)
Cash and Due from Banks                      2,910                         2,772
Other Assets                                18,302                        16,306
Assets of Discontinued Operations
 Held for Sale                              10,364       568    5.48      15,116       687    4.55
                                         ---------  --------           ---------  --------
   TOTAL ASSETS                          $ 106,842  $  4,330           $ 101,435   $ 3,383
                                         =========  ========           =========   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   5,465  $    145    2.66%  $   6,320  $    109    1.73%
 Savings                                       452         6    1.36         597         5    0.87
 Certificates of Deposit of
  $100,000 & Over                            4,114       210    5.12       3,155       107    3.40
 Other Time Deposits                           551        26    4.70         437        16    3.38
 Foreign Offices                            32,561     1,047    3.22      26,561       602    2.26
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           43,143     1,434    3.33      37,070       839    2.26
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  2,237       104    4.65       1,284        35    2.73
Other Borrowed Funds                         2,091       100    4.77       1,865        58    3.10
Payables to Customers and Broker-Dealers     4,899       167    3.40       6,014       128    2.12
Long-Term Debt                               8,295       436    5.26       7,312       269    3.68
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        60,665     2,241    3.69      53,545     1,329    2.48
                                                    --------                      --------
Noninterest-Bearing Deposits                11,609                        10,078
Other Liabilities                           13,871                        13,223
Common Shareholders' Equity                 10,333                         9,473
Liabilities of Discontinued Operations
 Held for Sale                              10,364       111    1.07      15,116       118    0.78
                                         ---------  --------           ---------  --------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 106,842  $  2,352           $ 101,435   $ 1,447
                                         =========  ========           =========   =======
Interest Earnings
 and Interest Rate Spread (Continuing)              $  1,521    1.29%             $  1,367    1.50%
                                                    ========  =======             ========  =======
Net Interest Margin (Continuing)                                2.01%                         2.02%
                                                              =======                       =======

(1)  Average balances and rates have been impacted by allocations made to match assets of discontinued operations held for sale with liabilities of discontinued operations held for sale.

                                     APPENDIX
                                     --------
                            Supplemental Information
                                  (Page 1 of 4)


     On October 1, 2006, the Company acquired JPMorgan Chase's corporate trust business and sold to JPMorgan Chase the Company's Retail Business. The transaction further increased the Company's focus on the securities services and asset management businesses that are at the core of its long-term business strategy.

     For the quarters ended December 31, 2006, September 30, 2006, and December 31, 2005 and twelve-month periods ended December 31, 2006 and 2005, the Company has prepared supplemental financial information as follows:

     * Full income statements for the Retail Business, which is reflected as discontinued operations
     * Adjusted results, which combine continuing and discontinued operations to provide continuity with historical results
     * Continuing operations and adjusted results including and excluding merger and integration costs and the gain on the sale of the Retail Business.

     The Company believes that providing supplemental adjusted non-GAAP financial information is useful to investors in understanding the underlying operating performance of the Company and its businesses and performance trends, particularly in view of the materiality and strategic significance of the JPMorgan Chase transaction. By combining the results of continuing and discontinued operations and excluding merger and integration costs and the gain on the sale of the Retail Business, the Company believes investors can gain greater insight into the operating performance of the Company in relation to historic results. Although the Company believes that the non-GAAP financial measures presented in this report enhance investors' understanding of the Company's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.


                                                   APPENDIX
                                                   --------
                                           Supplemental Information
                                                 (Page 2 of 4)

                                      THE BANK OF NEW YORK COMPANY, INC.
                                       Consolidated Statements of Income
                                 (Dollars in millions, except per share amounts)
                                                  (Unaudited)


                               Quarter Ended December 31, 2006            Quarter Ended December 31, 2005
                          ----------------------------------------     -----------------------------------------
                          Continuing     Discontinued   Adjusted       Continuing      Discontinued   Adjusted
                          Operations     Operations     Results(1)     Operations      Operations     Results(1)
                          ----------     ------------   ----------     ----------      ------------   ----------

Net Interest Income            $ 450          $   -       $ 450           $ 344           $ 148         $ 492
-------------------
Provision for Credit Losses      (15)             -         (15)              3               7            10
                               -----          -----       -----           -----           -----         -----
Net Interest Income After
  Provision for Credit Losses    465              -         465             341             141           482
                               -----          -----       -----           -----           -----         -----
Noninterest Income
------------------
Securities Servicing Fees        958              -         958             814               -           814
Global Payment Services           61              -          61              60               8            68
Private Banking and
  Asset Management Fees          168              1         169             118              10           128
Service Charges and Fees          51              -          51              56              38            94
Foreign Exchange and Other
  Trading Activities              97              -          97              96               3            99
Securities Gains                  27              -          27              18               -            18
Net Economic Value Payments       23              -          23               -               -             -
Other                             52          2,173       2,225              41              12            53
                               -----          -----       -----           -----           -----         -----
    Total Noninterest Income   1,437          2,174       3,611           1,203              71         1,274
                               -----          -----       -----           -----           -----         -----
Noninterest Expense
-------------------
Salaries and
  Employee Benefits              736             14         750             587              60           647
Net Occupancy                     73              1          74              66              18            84
Furniture and Equipment           44              1          45              51               2            53
Clearing                          33              -          33              50               -            50
Sub-custodian Expenses            34              -          34              24               -            24
Software                          59              -          59              53               -            53
Communications                    23              -          23              25               1            26
Amortization of Intangibles       34              -          34              12               -            12
Merger and Integration Costs      17             24          41               -               -             -
Other                            228              4         232             176              23           199
                               -----          -----       -----           -----           -----         -----
    Total Noninterest Expense  1,281             44       1,325           1,044             104         1,148
                               -----          -----       -----           -----           -----         -----
Income Before Income Taxes       621          2,130       2,751             500             108           608
Income Taxes                     194            768         962             161              42           203
                               -----          -----       -----           -----           -----         -----
Net Income                       427          1,362       1,789             339              66           405
Merger & Integration Costs,
  Net of Taxes                    12             15          27               -               -             -
Gain on Sale of Retail
  Business, Net of Taxes           -         (1,381)     (1,381)              -               -             -
                               -----          -----       -----           -----           -----         -----
Net Income Excluding Merger
  & Integration Costs and Gain
  on Sale of Retail Business   $ 439         $   (4)     $  435           $ 339           $  66         $ 405
                               =====         ======      ======           =====           =====         =====

Diluted Earnings Per Share     $0.56          $1.80       $2.36          $ 0.44          $ 0.09         $0.53
Diluted Earnings Per Share
  Excluding Merger &
  Integration Costs and Gain
  on Sale of Retail Business    0.58              -        0.58            0.44            0.09          0.53

Note:
(1)  Adjusted results combine continuing and discontinued operations to provide continuity with historical results.

                                                    APPENDIX
                                                    --------
                                            Supplemental Information
                                                  (Page 3 of 4)

                                       THE BANK OF NEW YORK COMPANY, INC.
                                       Consolidated Statements of Income
                                (Dollars in millions, except per share amounts)
                                                   (Unaudited)


                                       Quarter Ended September 30, 2006
                                   ---------------------------------------

                                   Continuing     Discontinued   Adjusted
                                   Operations     Operations     Results(1)
                                   ----------     ------------   ----------

Net Interest Income                   $ 351          $ 155       $ 506
-------------------
Provision for Credit Losses              (4)            (1)         (5)
                                      -----          -----       -----
Net Interest Income After
    Provision for
      Credit Losses                     355            156         511
                                      -----          -----       -----
Noninterest Income
------------------
Securities Servicing Fees               839              -         839
Global Payment Services                  66              8          74
Private Banking and
  Asset Management Fees                 134             11         145
Service Charges and Fees                 52             38          90
Foreign Exchange and Other
  Trading Activities                     84              2          86
Securities Gains                         21              -          21
Other                                    63              7          70
                                      -----          -----       -----
    Total Noninterest Income          1,259             66       1,325
                                      -----          -----       -----
Noninterest Expense
-------------------
Salaries and Employee Benefits          644             62         706
Net Occupancy                            70             18          88
Furniture and Equipment                  46              2          48
Clearing                                 47              -          47
Sub-custodian Expenses                   31              -          31
Software                                 53              1          54
Communications                           26              1          27
Amortization of Intangibles              14              -          14
Merger and Integration Costs             89             21         110
Other                                   172             21         193
                                      -----          -----       -----
    Total Noninterest Expense         1,192            126       1,318
                                      -----          -----       -----
Income Before Income Taxes              422             96         518
Income Taxes                            124             42         166
                                      -----          -----       -----
Net Income                              298             54         352
Merger and Integration Costs, Net
  of Taxes                               62             12          74
                                      -----          -----       -----
Net Income Excluding Merger
  and Integration Costs               $ 360          $  66       $ 426
                                      =====          =====       =====

Diluted Earnings Per Share            $0.39          $0.07       $0.46
Diluted Earnings Per Share Excluding
  Merger and Integration Costs         0.47           0.09        0.56

Note:
(1)  Adjusted results combine continuing and discontinued operations to provide continuity with historical results.

                                                   APPENDIX
                                                   --------
                                           Supplemental Information
                                                (Page 4 of 4)

                                       THE BANK OF NEW YORK COMPANY, INC.
                                       Consolidated Statements of Income
                                (Dollars in millions, except per share amounts)
                                                 (Unaudited)


                                 Year Ended December 31, 2006                 Year Ended December 31, 2005
                          ----------------------------------------     -----------------------------------------
                          Continuing     Discontinued   Adjusted       Continuing      Discontinued   Adjusted
                          Operations     Operations     Results(1)     Operations      Operations     Results(1)
                          ----------     ------------   ----------     ----------      ------------   ----------

Net Interest Income           $1,499          $ 457      $1,956          $1,340           $ 569         $1,909
-------------------
Provision for Credit Losses      (20)             5         (15)             (7)             22             15
                              ------          -----      ------          ------           -----         ------
Net Interest Income After
  Provision for Credit Losses  1,519            452       1,971           1,347             547          1,894
                              ------          -----      ------          ------           -----         ------
Noninterest Income
------------------
Securities Servicing Fees      3,537              -       3,537           3,144               -          3,144
Global Payment Services          252             24         276             260              34            294
Private Banking and
  Asset Management Fees          569             35         604             452              42            494
Service Charges and Fees         207            113         320             228             154            382
Foreign Exchange and Other
  Trading Activities             425              6         431             379              12            391
Securities Gains                  88              -          88              68               -             68
Net Economic Value Payments       23              -          23               -               -              -
Other                            221          2,194       2,415             167              16            183
                              ------          -----      ------          ------           -----         ------
    Total Noninterest Income   5,322          2,372       7,694           4,698             258          4,956
                              ------          -----      ------          ------           -----         ------
Noninterest Expense
-------------------
Salaries and
  Employee Benefits            2,640            208       2,848           2,310             239          2,549
Net Occupancy                    279             56         335             250              73            323
Furniture and Equipment          190              7         197             199               9            208
Clearing                         183              -         183             187               -            187
Sub-custodian Expenses           134              -         134              96               -             96
Software                         220              2         222             214               1            215
Communications                    97              3         100              91               4             95
Amortization of Intangibles       76              -          76              40               -             40
Merger and Integration Costs     106             45         151               -               -              -
Other                            746             77         823             680              90            770
                              ------          -----      ------          ------           -----         ------
    Total Noninterest Expense  4,671            398       5,069           4,067             416          4,483
                              ------          -----      ------          ------           -----         ------
Income Before Income Taxes     2,170          2,426       4,596           1,978             389          2,367
Income Taxes                     694            891       1,585             635             161            796
                              ------          -----      ------          ------           -----         ------
Net Income                     1,476          1,535       3,011           1,343             228          1,571
Merger & Integration Costs,
  Net of Taxes                    72             29         101               -               -              -
Gain on Sale of Retail
  Business, Net of Taxes           -         (1,381)     (1,381)              -               -              -
                              ------          -----      ------          ------           -----         ------
Net Income Excluding Merger
  & Integration Costs and Gain
  on Sale of Retail Business  $1,548         $  183      $1,731          $1,343           $ 228         $1,571
                              ======         ======      ======          ======           =====         ======

Diluted Earnings Per Share    $ 1.93         $ 2.00      $ 3.93          $ 1.74           $0.29         $ 2.03
Diluted Earnings Per Share
  Excluding Merger &
  Integration Costs and Gain
  on Sale of Retail Business    2.02           0.24        2.26            1.74            0.29           2.03

Note:
(1)  Adjusted results combine continuing and discontinued operations to provide continuity with historical results.